Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT	or	Investor Relations Counsel
Mitchell Binder		Lena Cati, 212-836-9611
President & Chief Executive Officer		Linda Latman, 212-836-9609
631-435-8300		The Equity Group Inc.

ORBIT INTERNATIONAL ANNOUNCES RETIREMENT OF
PRESIDENT OF ITS POWER GROUP

Hauppauge, New York, February 2, 2012 -- Orbit International Corp. (NASDAQ:ORBT) (“Orbit”) today announced that on January 31, 2012, Mark Tublisky informed the Company of his intention to retire as President of Behlman Electronics, Inc., (“Behlman”), a wholly-owned subsidiary of the Company, effective as of May 4, 2012.  Mr. Tublisky will remain Secretary of Orbit International and will render consulting services from time to time.

Upon Mr. Tublisky’s retirement, Ronald Storm, Behlman’s Vice President of Sales and Marketing since 1991, will assume the role of President and Karl Schmidt, Vice President of Operations, will be promoted to Executive Vice President and Chief Operating Officer of Behlman.  Mr. Schmidt has been with Behlman since 1985.

Mitchell Binder, President and CEO of Orbit commented, “Mark Tublisky has played an instrumental role in the development of our Power Group since its acquisition in 1996 and has also done an excellent job of transitioning his responsibilities to Ronald Storm and Karl Schmidt over the past several months.   Ron and Karl have had long and successful careers at our Power Group which recently announced record sales and bookings in 2011. They are also driving the continuation of this strong business activity into 2012.  With over 46 years of experience with Behlman between these two senior executives, I am confident that Mark will leave our Power Group in very capable hands.”

Orbit International Corp. is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications through its production facilities in Hauppauge, New York, and Quakertown, Pennsylvania; and designs and manufactures combat systems and gun weapons systems, provides system integration and integrated logistics support and documentation control at its facilities in Louisville, Kentucky.  Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality commercial power units, AC power sources, frequency converters, uninterruptible power supplies and COTS power solutions.

Orbit International News Release	Page 2
February 2, 2012

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company including, statements regarding our expectations of Orbit’s operating plans, deliveries under contracts and strategies generally; statements regarding our expectations of the performance of our business; expectations regarding costs and revenues, future operating results, additional orders, future business opportunities and continued growth, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although Orbit believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond Orbit International's ability to control or predict.  Important factors that may cause actual results to differ materially and that could impact Orbit International and the statements contained in this news release can be found in Orbit's filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports on Form 10-K and its other periodic reports.  For forward-looking statements in this news release, Orbit claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Orbit assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.